EXHIBIT 99.1

                       CERTIFICATE PURSUANT TO NRS 78.207
                         REALITY WIRELESS NETWORKS, INC.
                              a Nevada corporation

         Pursuant to Nevada Revised Statutes ("NRS") 78.207, the undersigned President and Secretary of Reality Wireless Networks, Inc., a Nevada corporation (the "Corporation"), hereby certify that the Board of Directors of the Corporation, desiring to decrease the number of authorized shares of common stock of the Corporation and correspondingly decrease the number of issued and outstanding shares of the Corporation's common stock (the "Class Change"), agreed to do so by unanimous vote of the Board of Directors of the Corporation at a duly called and held meeting of the Board of Directors held on the 24th day of April, 2002.

         The undersigned further certify that:

         (A) The number of authorized shares of common stock of the Corporation and the par value of those shares were 50,000,000 and $0.001, respectively, and the number of authorized shares of preferred stock of the Corporation and the par value of those shares were 10,000,000 and $0.001, respectively, prior to the Class Change;

         (B) The number of authorized shares of common stock of the Corporation and the par value of those shares shall be 25,000,000 and $0.001, respectively, and the number of authorized shares of preferred stock of the Corporation and the par value of those shares shall be 10,000,000 and $0.001, respectively, as of the date of and after the Class Change;

         (C) The number of issued and outstanding shares of the Corporation's common stock shall decrease from 9,602,964 to 4,801,482 as a result of the Class Change, and each holder of two issued shares of common stock of the Corporation before the Class Change shall receive in exchange one issued share of common stock of the Corporation as a result thereof;

         (D) Fractional shares will not be issued in connection with the Class Change, but instead, any fractional shares as a result of the Class Change will be rounded up to the nearest whole share on the record date of the Class Change (May 6, 2002), and the percentage of all issued and outstanding shares of common stock affected by such payment is approximately 2%;

         (E) Stockholder approval is not required with regard to the Class Change; and

         (F) The Class Change shall be effective on May 7, 2002.

         The provisions of the Articles of Incorporation of the Corporation regarding the authorized number of shares of common stock of the Corporation shall be deemed amended as provided in this Certificate at the effective date and time of the Class Change.

Dated as of the ___ day of April, 2002.



By:  ____________________________
        Name:  Victor Romero
        Its:  President



By:  ____________________________
        Name:  Rick Ramirez
        Its:  Secretary


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ACKNOWLEDGMENT;
STATE OF CALIFORNIA
COUNTY OF SANTA CLARA

On April ____, 2002, personally appeared before me, Victor Romero, to me known, who acknowledged he executed the above instrument on behalf of said Corporation.

My Commission Expires: ______________________



------------------------------
Notary Public

[SEAL]

ACKNOWLEDGMENT;
STATE OF CALIFORNIA
COUNTY OF SANTA CLARA

On April ___, 2002, personally appeared before me, Rick Ramirez, to me known, who acknowledged he executed the above instrument on behalf of said Corporation.

My Commission Expires: ______________________



------------------------------
Notary Public

[SEAL]